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DOCUMENT                      Exhibit-21

DESCRIPTION                   SUBSIDIARIES OF THE COMPANY

COMPANY NAME                  ASTA FUNDING, INC.

TYPE OF FILING                10 - KSB

FISCAL-YEAR-END               9/30/00


                         Asta Funding Acquisition I, LLC
                        Asta Funding Acquisition II, LLC
                        Asta Funding Acquisition III, LLC
                              Asta Funding.Com, LLC
                            RAC Acceptance Corp., LLC
                           E.R. Receivables Corp., LLC
                           Palisades Collections, LLC
                              Asta Commercial, LLC
                          Asta Auto Receivables Company